UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2006

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On May 5, 2006, Cord Partners, Inc., a subsidiary of Cord Blood America, Inc., entered into a new Web Development and Maintenance Agreement (the “Web Agreement”) with Gecko Media, Inc. for the development and maintenance of a website with a company whose president is a member of the board of directors of Cord Blood America, Inc. The Web Agreement replaced the agreement that expired on March 31, 2006. The Web Agreement calls for fees of $10,000 per month from April 2006 until termination in April 2008. At the beginning of each annual term, Cord Blood America will issue to Gecko Media so many shares of common stock of CBAI as will total a value of $10,000 at the closing sales price of CBAI stock on the date of issuance.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit Number	Exhibit
10.62	Web Development and Maintenance Agreement by and between Cord Partners, Inc. and Gecko Media, Inc. dated May 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
Date: May 9, 2006	By	/s/ SANDRA D. SMITH
Sandra D. Smith, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.62	Web Development and Maintenance Agreement by and between Cord Partners, Inc. and Gecko Media, Inc. dated May 5, 2006.